EXHIBIT 99.1

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Report of Independent Auditors

To the Board of Directors and Stockholders of

Stoneage Corporation and Subsidiary

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholders’ equity, and of cash flows present fairly, in all material respects, the financial position of Stoneage Corporation and its Subsidiary (d.b.a. Car.com and Stoneage.com) at December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Detroit, Michigan

February 18, 2004

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Consolidated Balance Sheets

(Dollar amounts in thousands, except share data)

	March 31, 2004	December 31,
		2003	2002
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,732	$1,601	$3,177
Accounts receivable trade, net of allowance for doubtful accounts of $332, $260 and $227 as of March 31, 2004 (unaudited), December 31, 2003 and 2002, respectively	3,960	3,067	2,463
Prepaid expenses and other current assets	38	202	107
Deferred tax asset	136	136	138

Total current assets	5,866	5,006	5,885
Property and equipment, net	870	933	1,095
Other assets	319	48	97

Total assets	$7,055	$5,987	$7,077

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	549	532	1,181
Current portion of capital lease obligations	110	127	215
Accounts payable	1,671	1,136	1,558
Accrued liabilities	1,080	889	1,315
Accrued federal income taxes	222	152	37

Total current liabilities	3,632	2,836	4,306
Long-term debt, net of current portion	689	875	57
Capital lease obligations, net of current portion	75	94	193
Deferred tax liability	83	83	91

Total liabilities	4,479	3,888	4,647

Commitments and contingencies

Series A redeemable convertible preferred stock, no par value; 15,000,000 shares authorized, none, none and 386,850 issued and outstanding as of March 31, 2004 (unaudited), December 31, 2003 and 2002 (liquidation preference $1,379), respectively	—	—	944

Stockholders’ equity
Common stock, no par value; 60,000,000 shares authorized, 3,353,910, 3,347,250 and 3,347,250 shares issued and outstanding as of March 31, 2004 (unaudited), December 31, 2003 and 2002, respectively	87	80	80
Retained earnings	2,489	2,019	1,406

Total stockholders’ equity	2,576	2,099	1,486

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$7,055	$5,987	$7,077

The accompanying notes are an integral part of these consolidated financial statements.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Consolidated Statements of Income

(Dollar amounts in thousands, except share data)

	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002
	(unaudited)
Revenues
Lead revenues	$7,246	$4,582	$19,488	$13,971
Gain on sale of loans and related revenues	—	369	1,264	2,682
Other revenues	163	615	1,875	1,386

	7,409	5,566	22,627	18,039

Costs and expenses
Direct costs	3,784	2,547	10,541	6,087
Selling and administrative expenses	2,818	2,390	9,925	9,265
Depreciation and amortization	82	103	378	397

Total operating expenses	6,684	5,040	20,844	15,749

Income from operations	725	526	1,783	2,290

Interest expense	(15)	(24)	(117)	(149)

Income before income taxes	710	502	1,666	2,141
Provision for income taxes	(240)	(161)	(511)	(832)

Net income	$470	$341	$1,155	$1,309

The accompanying notes are an integral part of these consolidated financial statements.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Consolidated Statements of Stockholders’ Equity

(Dollar amounts in thousands, except share data)

				Total Stockholders’ Equity
	Common Stock		Retained Earnings
	Shares	Amount
Balance, December 31, 2001	3,356,250	$80	$105	$185
Purchase of common stock	(9,000)	—	(8)	(8)
Net income	—	—	1,309	1,309

Balance, December 31, 2002	3,347,250	80	1,406	1,486
Redemption of preferred stock	—	—	(542)	(542)
Net income	—	—	1,155	1,155

Balance, December 31, 2003	3,347,250	80	2,019	2,099
Issuance of common stock (unaudited)	6,660	7	—	7
Net income (unaudited)	—	—	470	470

Balance, March 31, 2004 (unaudited)	3,353,910	$87	$2,489	$2,576

The accompanying notes are an integral part of these consolidated financial statements.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002
	(unaudited)
Cash flows from operating activities:
Net income	$470	$341	$1,155	$1,309
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Non-cash charges:
Provision for doubtful accounts	28	29	90	234
Depreciation and amortization	82	103	378	397
Deferred taxes	—	—	(6)	(38)
Changes in assets and liabilities
Accounts receivable trade	(921)	(587)	(694)	(1,191)
Prepaid expense and other current assets	91	53	(95)	(99)
Accounts payable	535	(577)	(422)	301
Accrued federal income tax	70	147	115	(37)
Accrued liabilities	191	(277)	(426)	318
Other assets	2	18	49	(39)

Net cash provided by (used in) operating activities	548	(750)	144	1,155

Cash flows used in investing activities
Purchase of property and equipment	(19)	(53)	(187)	(112)
Purchase of other assets	(200)	—	—	—

Net cash used in investing activities	(219)	(53)	(187)	(112)

Cash flows used in financing activities
Repayments on line of credit	—	—	—	(319)
Proceeds from notes payable and revolver	—	—	1,500	370
Redemption of preferred stock	—	(1,485)	(1,486)	—
Sale (repurchase) of common stock	7	—	—	(8)
Repayments of notes payable and revolver	(169)	(148)	(1,331)	(595)
Principal payments on capital lease obligations	(36)	(55)	(216)	(328)

Net cash used in financing activities	(198)	(1,688)	(1,533)	(880)

Net increase (decrease) in cash and cash equivalents	131	(2,491)	(1,576)	163
Cash and cash equivalents, beginning of period	1,601	3,177	3,177	3,014

Cash and cash equivalents, end of period	$1,732	$686	$1,601	$3,177

The accompanying notes are an integral part of these consolidated financial statements.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002
	(Unaudited)
Supplemental cash flow information:
Cash paid for interest	15	$24	$123	$143

Cash paid for income taxes	$140	$—	$402	$765

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property and equipment under capital leases	$—	$5	$29	$288

The accompanying notes are an integral part of these consolidated financial statements.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002

(Dollar amounts in thousands, except share data)

1.	Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Stoneage Corporation and Subsidiary (the “Company”), doing business as Car.com and Stoneage.com is a provider of comprehensive, web-based automotive services for consumers and dealers. The Company offers dealers and manufacturers the ability to economically advertise their vehicles. The Company’s websites www.stoneage.com and www.car.com are designed to address the needs of car buyers, sellers and owners. Through the Company’s websites, buyers can research, purchase, finance and sell vehicles.

Through October of 2003, the Company originated fixed-rate consumer auto loans between consumers of pre-owned cars and car dealers with which it had dealer relationships. It then sold these loans to consumer finance companies on a non-recourse basis.

Unaudited Interim Financial Statements

The accompanying interim consolidated financial statements as of March 31, 2004, and for the three months ended March 31, 2004 and 2003, are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in the opinion of the Company’s management, reflect all adjustments, which are of a normal recurring nature, necessary to fairly state the Company’s consolidated balance sheets and statements of operations and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States. The Company’s results for an interim period are not necessarily indicative of the results that may be expected for the year.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Stoneage Financial Corporation, LLC. All intercompany accounts and transactions were eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments. All cash and cash equivalents are held in one bank.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is computed using the straight line method over the estimated useful lives of the assets from 3 to 7 years.

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate the carrying value of a long-lived asset is not recoverable and exceeds its fair value. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002

(Dollar amounts in thousands, except share data)

Property and equipment consists of the following:

	As of March 31, 2004	As of December 31,		Estimated Useful Lives
		2003	2002
	(unaudited)
Computer equipment	$2,024	$2,010	$1,803	3-5 Years
Furniture and fixtures	415	410	400	5-7 Years

	2,439	2,420	2,203
Less - Accumulated depreciation	(1,569)	(1,487)	(1,108)

	$870	$933	$1,095

Depreciation expense related to property and equipment was $82, $103, $378 and $397 in the three months ended March 31, 2004 and 2003 (unaudited) and the years ended December 31, 2003 and 2002, respectively.

Intangible Asset

In March 2004, the Company acquired the domain name www.car.com, which it previously licensed. Other assets at March 31, 2004 includes $273 related to this asset (unaudited). The Company evaluates the carrying value of this intangible asset in accordance with its policy for all long-lived assets.

Accrued Liabilities

The Company accrues liabilities that are likely to occur and can be reasonably estimated based on the facts and circumstances available. Accrued liabilities consisted of the following:

	As of March 31, 2004	As of December 31,
		2003	2002
	(unaudited)
Compensation and related costs	$787	$722	793
Other accrued liabilities	293	167	522

	$1,080	$889	$1,315

Revenue Recognition

The Company’s revenue is derived primarily from selling prospective car buyer leads to dealerships and manufacturers, and selling prospective car buyer leads to other internet auto referral services. Revenue from these sources is recorded in the month the lead is transferred to the customer.

Loan origination revenue and associated incremental direct costs on loans held for sale are deferred until the related loan is sold. Gains and losses on loans are recognized at the time of sale and are based upon the difference between the selling price and the carrying value of the related loans sold. Loans are typically acquired and sold on a same day basis.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002

(Dollar amounts in thousands, except share data)

Advertising

Advertising costs are expensed when incurred. Advertising costs were $10, $28, $38 and $50 in the three month ended March 31, 2004 and 2003 (unaudited) and the years ended December 31, 2003 and 2002, respectively, and are included in selling and administrative expenses in the consolidated statements of income.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, and related interpretations, and provides the pro forma disclosures, as required by Statement of Financial Accounting Standard No. 148 (“SFAS 148”) Accounting for Stock-Based Compensation – Transition and Disclosure. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s common stock as of the date of the grant over the amount the employee must pay to acquire the stock.

Using the intrinsic value method under APB 25, no compensation expense has been recognized in the accompanying consolidated statements of income for options granted to employees at fair value. Had compensation expense been determined based on the fair value at the date of grant consistent with Statement of Financial Accounting Standard No. 123 (“SFAS 123”) Accounting for Stock-Based Compensation, the reported net income would have changed to the following pro forma amounts, which may not be representative of that to be expected in future periods:

	Three Months Ended March 31,		Years Ended December 31,
	2004	2003	2003	2002
	(unaudited)
Net income:
As reported	$470	$341	$1,155	$1,309
Less: Stock-based compensation determined under the fair value based method, net of tax	—	—	(1)	6

Pro forma	$470	$341	$1,154	$1,315

Stock based compensation under the fair value based method in 2002 was reduced due to the cancellation of 175,826 stock options in that year, and the pro forma net income was not materially different from reported net income for the quarters ended March 31, 2004 and 2003 (unaudited).

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002

(Dollar amounts in thousands, except share data)

The Company granted 6,000, 41,100, 98,600 and 177,000 stock options in the three months ended March 31, 2004 and 2003 (unaudited) and years ended December 31, 2003 and 2002, respectively. The fair value of the options was estimated at the date of grant using the Black Scholes Single Option valuation method under SFAS 123 with the following assumptions:

	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002
	(unaudited)
Assumptions:

Risk free interest rate	3.02%	3.09%	3.09% to 3.34%	3.26%
Dividend yield	0%	0%	0%	0%
Volatility	0%	0%	0%	0%
Expected life	5 years	5 years	5 years	5 years

Weighted average fair value	$7.46	$0.14	$0.06	$0.15

Option valuation models require the input of highly subjective assumptions. Because changes in subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing model does not necessarily provide a reliable single measure of the fair value of the Company’s stock options.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Risk

During the three months ended March 31, 2004 and 2003, two customers represented 17% and 26% of revenue, respectively, and 26% and 21% of accounts receivable at March 31, 2004 and 2003 (unaudited), respectively. One of such customers, Autobytel Inc., represented 9% and 11% of revenue, respectively, and 8% and 7% of accounts receivable at March 31, 2004 and 2003 (unaudited), respectively.

In 2003 and 2002, two customers represented approximately 21% and 22% of revenues, respectively, and 12% and 17% of accounts receivable at December 31, 2003 and 2002, respectively. One of such customers, Autobytel Inc., represented 11% and 18% of revenues, respectively, and 6% and 10% of accounts receivable at December 31, 2003 and 2002, respectively.

Sales and services are provided on credit to the Company’s customers. The Company generally requires no collateral. An allowance for losses is maintained at a level deemed appropriate based on such factors as known disputed items, receivable balance and aging, and historical loss and collection experience. The allowance is charged when receivables are determined to be uncollectible.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002

(Dollar amounts in thousands, except share data)

The Company purchases leads from certain suppliers to sell to its customers. In 2003 and 2002, three suppliers represented approximately 36% and 34% of all purchased leads, respectively. For the three months ended March 31, 2004 and 2003, three suppliers represented approximately 43% and 49% of all purchased leads, respectively, (unaudited).

The potential loss of any of the Company’s major customers or suppliers, or a substantial portion of these accounts, may have a material adverse effect on the Company.

2.	Lease Commitments

The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense for these operating facilities was $114, $113, $443 and $512 in the three months ended March 31, 2004 and 2003 (unaudited) and the years ended December 31, 2003 and 2002, respectively.

Minimum future lease payments under capital leases and noncancelable operating leases at December 31, 2003 are as follows:

	Operating Leases	Capital Leases
Years Ending December 31,
2004	$461	$136
2005	224	91
2006	—	5

	$685	232

Less: Portion representing interest		(11)

Present value of minimum lease payments		$221

At December 31, 2003, equipment under noncancelable capital leases has been recorded at a cost of approximately $515 with accumulated depreciation of approximately $307. As of December 31, 2003, annual maturities for capital lease commitments are $128 for 2004, $89 for 2005 and $5 for 2006.

3.	Debt

During 2001, the Company entered into agreements under which it repurchased 3,086,850 shares of its common stock. A portion of the purchase consideration was a note payable. The terms of the note called for monthly principal payments of $25 plus 8% interest through August 2003, at which time the balance was repaid in full.

During February 2002, the Company obtained a term loan for $370. This term loan bears an interest rate of 2.75% per annum in excess of the 30-day Dealer Commercial Paper Rate (3.92% at December 31, 2003). The note is payable in 26 consecutive monthly installments and contains certain restrictive covenants, including that the Company must maintain a current ratio of 1.4 to 1 and fixed coverage ratio of not less than 1.5 to 1.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002

(Dollar amounts in thousands, except share data)

During August 2003, the Company obtained a new term loan for $750. The new term loan bears an interest rate of 2.5% per annum in excess of the LIBOR rate (3.67% at December 31, 2003). The note is payable in 36 consecutive monthly installments and contains certain restrictive covenants, including maintaining a tangible net worth of $1,500 at December 31, 2003, working capital ratio of 1.4 to 1, fixed charge coverage of 1.25 to 1, and aggregate cash and unencumbered securities in excess of $1,000.

During September 2003, the Company obtained a new reducing revolver loan for $750. The new loan bears an interest rate of 2.5% per annum in excess of the LIBOR rate (3.67% at December 31, 2003). The note is payable in 36 consecutive monthly installments and contains certain restrictive covenants, including maintaining a tangible net worth of $1,500 at December 31, 2003, working capital ratio of 1.4 to 1, fixed charge coverage of 1.25 to 1, and aggregate cash and unencumbered securities in excess of $1,000.

Borrowings are collateralized by substantially all the assets of the Company.

Long-term debt is as follows:

	As of March 31, 2004	As of December 31,
		2003	2002
	(unaudited)
Note payable, former shareholder	$—	$—	$950
Term loan, original amount $370	9	52	288
Term loan, original amount $750	625	688	—
Revolver loan	604	667	—

	1,238	1,407	1,238
Current portion	(549)	(532)	(1,181)

	$689	$875	$57

Maturities of long-term debt at December 31, 2003 are as follows:

Years Ending December 31,
2004	$532
2005	500
2006	375

$1,407

4.	Redeemable Convertible Preferred Stock

In August 1999, the Company authorized 15,000,000 shares of Series A redeemable convertible preferred stock.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002

(Dollar amounts in thousands, except share data)

On October 10, 2003, the Company entered into an agreement with the preferred stockholders, under which the Company repurchased all of the outstanding Series A preferred stock and dividends in arrears for $1,485 in cash.

The Series A preferred stock had the following characteristics:

Voting

The holders of the preferred stock are entitled to vote, together with the holders of common stock, on all matters upon which holders of the common stock have the right to vote. Additionally, holders of shares of preferred stock have the right to vote separately as a class in certain circumstances.

Dividends

The holders of the Series A preferred stock are entitled to receive, when and as declared by the Board of Directors and out of funds legally available, cumulative dividends at the rate of 10% per year, payable in preference and priority to any payment of any dividend on common stock. No dividends or other distributions shall be made with respect to common stock, until all declared dividends on the Series A Prepared Stock have been paid. Through March 31, 2004 (unaudited) and December 31, 2003, no dividends have been declared or paid by the Company.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the then outstanding Series A Preferred Stock shall receive for each share an amount equal to the subscription price of all outstanding shares of preferred stock, plus unpaid dividends, payable in preference and priority to any payments made to the holders of the then outstanding common stock. However, if the net assets of the Company are insufficient to pay the holders of preferred stock in full, then the entire net asset shall be distributed among the holders of preferred stock and common stock ratably in proportion to the full amounts in which they would otherwise be respectively entitled.

Conversion

Each share of preferred stock, at the option of the holder, is convertible into a number of fully paid and nonassessable shares of common stock as determined by dividing the respective preferred stock issue price by the conversion price in effect at the conversion date. The Company may convert the preferred stock upon the consummation of an approved liquidity event or a firm commitment underwritten public offering in which the aggregate price paid by the public for such common equity is at least $51,000 (net of underwriting discounts, commissions, and related offering expenses).

Redemption

The holders of the outstanding Series A Preferred Stock may, upon the occurrence of a Non-Approved Liquidity event (as defined), require the Company to redeem the preferred stock in whole in the amount of the Subscription Price (as defined) together with any accrued but unpaid dividends to and including the date of redemption.

If the Company does not have sufficient funds legally available to redeem all shares of Series A Preferred Stock to be redeemed at the Redemption Date, then the Company shall pay interest at a rate of 6% per year on such unpaid dividends until the date when the Company makes payment to the holders of the preferred stock.

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002

(Dollar amounts in thousands, except share data)

5.	Stock Option Plan

In 1999, the Company adopted the 1999 Management Stock Option Plan (the “Plan”) which was restated in March 2000 when 1,439,100 shares of the Company’s common stock were reserved for issuance to employees, directors and officers. Options granted under the Plan may be incentive stock options or nonqualified stock options. Incentive stock options may only be granted to employees. The Board of Directors determines the period over which options become exercisable. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share shall be at least 110% of fair market value, as determined by the Board of Directors. The term of the options is 10 years.

The status of the Company’s Management Stock Option Plan is as follows:

	Three Months Ended March 31, 2004		Year Ended December 31,
			2003		2002
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
	(unaudited)
Outstanding at beginning of period	300,600	$1.75	208,000	$1.47	206,826	$5.27
Granted at fair value	6,000	4.01	98,600	2.46	177,000	1.00
Exercised	(6,660)	1.04	—	—	—	—
Cancelled or forfeited	(6,340)	3.64	(6,000)	3.96	(175,826)	5.47

Outstanding at end of period	293,600	$1.77	300,600	$1.75	208,000	$1.47

Exercisable at end of period	147,396	$1.54	145,980	$1.54	96,122	$1.85

During 2000, the Company issued options to the then preferred stockholders to purchase 139,500 shares of the Company’s common stock, at an exercise price equal to the price per share paid by such stockholders for their shares of preferred stock. These options vested over a three-year period ended August 2002 but are not exercisable until the occurrence of certain events as defined in the agreement.

Number of options outstanding	139,500
Exercise price	$2.59
Vested	139,500
Exercisable	—

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002

(Dollar amounts in thousands, except share data)

Information about all options outstanding at December 31, 2003:

Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Number of Options Exercisable
$1.00	218,100	8.82	121,184
$2.59	139,500	N/A	—
$2.64	15,000	4.69	15,000
$3.50	57,500	9.91	—
$6.59	10,000	5.97	9,796

	440,100		145,980

6.	Income Taxes

The provisions for income taxes are as follows:

	Year Ended December 31,
	2003	2002
Currently payable, federal	$517	$861
Deferred taxes	(6)	(29)

	$511	$832

Reconciliation of effective tax rate:

	Year Ended December 31,
	2003	2002
U.S. statutory rate	34%	34%
Nondeductible expenses	1%	3%
(primarily meals and entertainment)
Adjustment of estimates to actuals	(4)%	2%

	31%	39%

Stoneage Corporation and Subsidiary

(d.b.a Car.com and Stoneage.com)

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002

(Dollar amounts in thousands, except share data)

Net deferred taxes are comprised of the following:

	As of December 31,
	2003	2002
Deferred tax assets:
Allowance for bad debt	$99	$131
Vacation accrual	34	7
Other	3

Total deferred tax assets	136	138

Deferred tax liabilities
Fixed asset depreciation	(83)	(91)

Total deferred tax liabilities	(83)	(91)

Net deferred tax assets	$53	$47

7.	Contingencies

The Company is subject to various legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of any liability which may result with respect to these actions will not materially affect the financial position of the Company.

8.	Subsequent Event (unaudited)

On April 15, 2004, the Company was acquired by Autobytel Inc., an automotive marketing services company that helps dealers sell cars and manufacturers build brands through efficient marketing, advertising and customer relationship management (CRM) products and programs primarily through the Internet. Autobytel owns and operates the automotive Web sites Autobytel.com, Autoweb.com, CarSmart.com and Autosite.com. Autobytel is also a leading provider of dealership lead management products and dealer management system data extraction services. Autobytel is also a provider of automotive marketing data and technology.

Under the terms of the agreement, former Stoneage Corporation shareholders received 2,257,733 shares of Autobytel common stock and approximately $15,300 in cash, subject to a post closing purchase price adjustment expected to result in the issuance of an estimated 47,500 additional shares of Autobytel common stock to former Stoneage Corporation shareholders.